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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF PRATT CASINO CORPORATION

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                                                                                          STATE
     NAME                                         ADDRESS                                ORGANIZED
GB Holdings, Inc.                       136 South Kentucky Avenue                         Delaware
                                        Atlantic City, New Jersey  08401

Greate Bay Hotel and Casino, Inc.       136 South Kentucky Avenue                         New Jersey
                                        Atlantic City, New Jersey  08401

GB Property Funding Corp.               136 South Kentucky Avenue                         New Jersey
                                        Atlantic City, New Jersey  08401

PRT Funding Corp.                       200 Decadon Drive, Suite 100                      Delaware
                                        Egg Harbor Township, New Jersey 08234

New Jersey Management, Inc.             200 Decadon Drive, Suite 100                      New Jersey
                                        Egg Harbor Township, New Jersey 08234
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